Exhibit 99.1

Company Contact:
RELM Wireless Corporation
William Kelly, EVP & CFO
(321) 984-1414

RELM Wireless Reports 2013 Full Year and Fourth Quarter Results

WEST MELBOURNE, Florida -- March 5, 2014 -- RELM Wireless Corporation (NYSE MKT: RWC) today announced its financial and operating results for the quarter and year ended December 31, 2013.

For the year ended December 31, 2013, sales totaled approximately $27.0 million, compared with approximately $27.6 million for 2012.  Pretax income for the year ended December 31, 2013 was approximately $1.7 million, compared with $2.9 million for 2012.  Net income for the year ended December 31, 2013 totaled approximately $1.1 million, or $0.08 per diluted share, compared with $2.1 million, or $0.15 per diluted share, last year.

Gross profit margin for 2013 was 43.5% of sales, versus 47.4% of sales in the previous year.  Selling, general and administrative expenses declined to approximately $10.1 million (37.4% of sales) in 2013, compared with approximately $10.2 million (36.9% of sales) in 2012.

For the fourth quarter ended December 31, 2013, sales totaled approximately $6.2 million, compared with $5.8 million for the fourth quarter of 2012.  Pretax income for the fourth quarter was approximately $3,000, compared with $156,000 for the same quarter last year.  Net income for the quarter ended December 31, 2013 was approximately $27,000, or $0.00 per diluted share, compared with $336,000 or $0.02 per diluted share for the same quarter last year.

Gross profit margin for the fourth quarter 2013 was 41.0% of sales, compared with 47.3% of sales for the fourth quarter 2012.  Selling, general and administrative expenses totaled approximately $2.5 million (41.0% of sales) for the fourth quarter 2013, compared with approximately $2.6 million (44.6% of sales) for the fourth quarter 2012.

The Company had approximately $25.7 million in working capital as of December 31, 2013, of which $10.8 million was comprised of cash and trade receivables.  This compares with working capital of $23.6 million as of December 31, 2012, of which $8.6 million was comprised of cash and trade receivables.  As of December 31, 2013 the Company had no borrowings outstanding under its revolving credit facility.

RELM President and Chief Executive Officer David Storey commented, “For 2013, we recorded another profitable year and the fourth quarter represented our seventh consecutive profitable quarter.  For the year, we also generated positive cash flow, reduced our inventory by over 13% and strengthened our working capital position.  More importantly, we made some meaningful gains with customers and markets that were relatively new for us, including the U.S. Department of Defense and U.S. Homeland Security as well as several state and local agencies.  Such gains were derived from an expanded addressable market made possible by our broad offering of products, technology and capabilities.  These positive developments notwithstanding, total sales and financial results declined compared with the previous year as many federal agencies, including some of our legacy strongholds, struggled with funding and operating issues.”

Mr. Storey continued, “Looking ahead, we are encouraged by some of our early success with new customers and market segments.  Furthermore, there are signs of improvement in the business climate and economy.  Also, the approval of a federal budget, we believe, may help facilitate land mobile radio procurements by U.S. Government agencies.  Our plan is to capitalize on these positive factors and our value proposition to drive growth in coming quarters and years.”

Conference Call and Webcast

The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, Thursday, March 6, 2014.  Shareholders and other interested parties may participate in the conference call by dialing 877-317-6789 (international/local participants dial 412-317-6789) and asking to be connected to the “RELM Wireless Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on March 6, 2014.  The call will also be webcast at http://www.relm.com.  Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet webcast.  An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.relm.com.

A replay of the conference call will be available one hour after the completion of the call until March 14, 2014, by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID# 10039757.

About APCO Project 25 (P25)

APCO Project 25 (P25), which requires interoperability among compliant equipment regardless of the manufacturer, was established by the Association of Public-Safety Communications Officials and is approved by the U.S. Department of Homeland Security.  The shift toward interoperability gained momentum as a result of significant communications failures in critical emergency situations.  RELM was one of the first manufacturers to develop P25-compliant technology.

About RELM Wireless Corporation

As an American Manufacturer for more than 65 years, RELM Wireless Corporation has produced high-specification two-way communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications.  Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications.  RELM’s products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-821-2900.  The Company’s common stock trades on the NYSE MKT market under the symbol “RWC”.

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act Of 1995.  These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors and risks include, among others, the following: changes or advances in technology; the success of our LMR product line; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; heavy reliance on sales to agencies of the U.S. government; our ability to utilize deferred tax assets; retention of executive officers and key personnel; our ability to manage our growth; government regulation; business with manufacturers located in other countries; our inventory and debt levels; protection of our intellectual property rights; acts of war or terrorism; any infringement claims; provisions in our charter documents and under Nevada law that may discourage a potential takeover; maintenance of our NYSE MKT listing; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in the Company’s subsequent filings with the SEC.  These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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(Financial Tables To Follow)

RELM WIRELESS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	(Unaudited)
	12/31/2013	12/31/2012	12/31/2013	12/31/2012

Sales, net	$6,159	$5,768	$27,023	$27,576

Expenses:
Cost of products	3,635	3,038	15,276	14,511
Selling, general and administrative expenses	2,527	2,575	10,106	10,172
Total expenses	6,162	5,613	25,382	24,683

Operating (loss) income	(3)	155	1,641	2,893

Other expense:
Net interest expense	0	0	0	(3)
Other income (expense)	5	1	16	(9)

Income before income taxes	2	156	1,657	2,881

Income tax benefit (expense)	24	180	(515)	(816)

Net income	$26	$336	$1,142	$2,065

Net earnings per share - basic	$0.00	$0.02	$0.08	$0.15
Net earning per share - diluted	$0.00	$0.02	$0.08	$0.15

Weighted average common shares outstanding, basic	13,584	13,545	13,569	13,542
Weighted average common shares outstanding, diluted	13,650	13,548	13,627	13,544

RELM WIRELESS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in Thousands, except share data)

	December 31,
	2013	2012
ASSETS

Current assets:
Cash and cash equivalents	$7,945	$6,581
Trade accounts receivable (net of allowance for doubtful accounts of $84 and $39 in 2013 and 2012, respectively)	2,844	2,062
Inventories, net	11,575	13,345
Deferred tax assets	3,836	4,429
Prepaid expenses and other current assets	1,920	915
Total current assets	28,120	27,332
Property, plant and equipment, net	1,045	1,113
Deferred tax assets, net	3,072	2,978
Capitalized software, net	1,478	2,207
Other assets	308	330
Total assets	$34,023	$33,960

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$950	$1,132
Accrued compensation and related taxes	779	1,485
Accrued warranty expense	292	267
Accrued other expenses and other current liabilities	154	166
Note payable	—	18
Deferred revenue	281	627
Total current liabilities	2,456	3,695

Deferred revenue	147	81
Total liabilities	$2,603	$3,776
Commitments and contingencies
Stockholders’ equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares none issued or outstanding.	—	—
Common stock; $.60 par value; 20,000,000 authorized shares: 13,588,804 and 13,545,482 issued and outstanding shares at December 31, 2013 and 2012, respectively	8,153	8,127
Additional paid-in capital	24,672	24,604
Accumulated deficit	(1,405)	(2,547)
Total stockholders’ equity	31,420	30,184
Total liabilities and stockholders’ equity	$34,023	$33,960